UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007 (November 8, 2007)
Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Consistent with its previous announcement, on November 8, 2007, Oxford Industries, Inc. (the “Company”) entered into an accelerated share repurchase agreement with Bank of America, N.A., under which the Company will repurchase $60 million of its common stock.
The material terms of the agreement are as follows:
•	The agreement provides for a capped accelerated share repurchase pursuant to which the Company will purchase shares of its common stock from Bank of America for an aggregate purchase price of $60 million.

•	The actual per share purchase price and the number of shares to be repurchased will be based on the volume weighted average price (“VWAP”) of the Company’s common stock over a specified calculation period of 4 to 6 months.

•	On November 8, 2007, the Company made a payment of $60 million to Bank of America in respect of the shares to be acquired under the agreement.

•	Bank of America will make an initial delivery to the Company of 1.5 million shares of the Company’s common stock approximately one week after the agreement’s execution.

•	The maximum purchase price per share payable by the Company for shares of its common stock under the agreement will be 120% of the VWAP, as determined over an initial reference period following execution of the agreement.

•	Following the initial reference period, Bank of America may make a second delivery of shares of the Company’s common stock so that the total number of shares delivered to the Company at that point during the term of the program will equal the greater of 1.5 million shares or a number of shares representing approximately 83% (based on the VWAP during the initial reference period following execution of the agreement) of the $60 million aggregate purchase price paid to Bank of America.

•	At the end of the repurchase program, which is expected to occur approximately 4 1/2 to 6 1/2 months after execution of the agreement, Bank of America will be required to deliver additional shares should the VWAP over the specified calculation period of 4 to 6 months be below the established maximum price per share payable by the Company (which equals 120% of the VWAP during the initial reference period following execution of the agreement).
The agreement contains other terms and conditions governing the accelerated stock repurchase, including, but not limited to, the mechanism used to determine the final settlement of the transaction, the settlement method, the circumstances under which Bank of America is permitted to terminate the program early or extend the repurchase period, the circumstances under which the Company may be required to purchase shares at a price in excess of the cap price or would receive shares representing less than $60 million of the VWAP for the Company’s common stock during the calculation period, and various acknowledgements, representations and warranties made by the Company and Bank of America to one another, including those related to Rule 10b5-1 under the Securities Act of 1933, as amended (the “Securities Act”), and compliance with the Securities Act’s Rule 10b-18 volume and timing guidelines.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
November 9, 2007	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Vice President

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